As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State of Incorporation)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Halcón Resources Corporation

2016 Long-Term Incentive Plan

(Full title of the plan)

David S. Elkouri
Executive Vice President and Chief Legal Officer
Halcón Resources Corporation
1000 Louisiana St., Suite 6700
Houston, Texas 77002
(832) 538-0300
(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.0001 par value per share	9,000,000 shares	$7.60	$68,400,000	$7,927.56
(1)	Registrant is registering an additional 9,000,000 shares under the Halcón Resources Corporation 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”), pursuant to this Registration Statement.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the 2016 Plan as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on the consolidated reporting system for April 3, 2017.

REGISTRATION OF ADDITIONAL SECURITIES

Halcón Resources Corporation (“Halcón,” “we,” “us” or “our”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering 9,000,000 additional shares of our common stock, par value $0.0001 per share, for issuance under the 2016 Plan. Pursuant to General Instruction E to Form S-8, the contents of Halcón’s earlier Registration Statement No. 333-213565 relating to the 2016 Plan, filed with the Commission on September 9, 2016, is hereby incorporated by reference, and the information required by Part II is omitted, except to the extent otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by Halcón with the Commission are incorporated by reference into this Registration Statement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 1, 2017;

•                  our Current Reports on Form 8-K filed with the Commission on January 24, 2017, January 25, 2017, January 26, 2017, February 9, 2017, February 10, 2017, February 16, 2017, March 2, 2017, March 3, 2017, and March 9, 2017; and

•                  the description of our common stock set forth in our registration statement filed on Form 8-A on March 21, 2012, including any amendment or report filed for the purpose of updating such registration statement.

All documents filed by Halcón with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8.         Exhibits.

Reference is made to the Exhibit Index on the page immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 6, 2017.

HALCÓN RESOURCES CORPORATION

By:	/s/ Floyd C. Wilson
Floyd C. Wilson
Chairman of the Board, Chief Executive Officer
and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Floyd C. Wilson and Mark J. Mize, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on April 6, 2017.

Signature	Title

/s/ Floyd C. Wilson	Chairman of the Board, Director, Chief Executive Officer and President
Floyd C. Wilson	(Principal Executive Officer)

/s/ Mark J. Mize	Executive Vice President, Chief Financial Officer and Treasurer
Mark J. Mize	(Principal Financial Officer)

/s/ Joseph S. Rinando, III	Senior Vice President, Chief Accounting Officer and Controller
Joseph S. Rinando, III	(Principal Accounting Officer)

/s/ William J. Campbell	Director
William J. Campbell

/s/ James W. Christmas	Director
James W. Christmas

/s/ Michael L. Clark	Director
Michael L. Clark

/s/ Thomas R. Fuller	Director
Thomas R. Fuller

/s/ Darryl L. Schall	Director
Darryl L. Schall

/s/ Ronald D. Scott	Director
Ronald D. Scott

/s/ Eric G. Takaha	Director
Eric G. Takaha

/s/ Nathan W. Walton	Director
Nathan W. Walton

INDEX TO EXHIBITS

Exhibit No.	Description
5.1*	Opinion of Mayer Brown LLP

10.1	Halcón Resources Corporation 2016 Long-Term Incentive Plan (filed as Exhibit 10.4 to registrant’s Current Report on Form 8-K filed September 9, 2016, incorporated herein by reference)

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of BDO USA, LLP

23.3*	Consent of Netherland Sewell & Associates, Inc.

23.4*	Consent of Mayer Brown LLP (included in its opinion attached as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included in signature page of this Registration Statement)

*                                         Filed herewith.